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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 21, 2005


                          AMERICAN EXPRESS COMPANY
          (Exact name of registrant as specified in its charter)



        New York                   1-7657                  13-4922250
------------------------  ------------------------  ------------------------
   (State or other        (Commission File Number)       (IRS Employer
   jurisdiction of                                     Identification No.)
   incorporation)

     200 Vesey Street, World Financial Center
                New York, New York                           10285
---------------------------------------------------        ----------
     (Address of principal executive offices)              (Zip Code)

     Registrant's telephone number, including area code: (212) 640-2000

           ---------------------------------------------------
      (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

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         Written communications pursuant to Rule 425 under the Securities
-----    Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act
-----    (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the
-----    Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the
-----    Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

On November 21, 2005, the Compensation and Benefits Committee (the "Committee") of the Board of Directors of American Express Company (the "Company") approved the Company's 2006 Pay-for-Performance Deferral Program (the "2006 Deferral Program"). A brief summary of the terms and conditions of the 2006 Deferral Program is set forth below and a copy of the 2006 Pay-for-Performance Deferral Program Guide is filed as Exhibit 10.1 to this report and is hereby incorporated by reference.

The 2006 Deferral Program permits eligible senior level employees to defer payment of their 2006 base salary, cash bonus related to the 2006 performance year (to be paid in or about February 2007) or any eventual payout under the Portfolio Grant-XV Award (payable in or about February 2007) under the Company's 1998 Incentive Compensation Plan, as amended; PROVIDED, HOWEVER, that generally, the maximum total amount that a participant may defer into his or her deferral account from all sources under the 2006 Deferral
Program is one times base salary. The program annually credits interest equivalents to, or reduces the value of, deferred amounts according to a schedule based on the reported annual return on equity ("ROE") of the Company. In adopting the 2006 Deferral Program, the Committee set the overall schedule of rates at which interest equivalents are credited to deferred amounts, such that the rates for amounts deferred under the 2006 Deferral Program range from 0% (if the Company's ROE for a given year is greater than 10% but less than or equal to 14%) to a maximum of 14% (if the Company's ROE for a given year is 35% or more). If the Company's annual ROE is 10% or less for a given year, then the balance maintained in a participant's 2006 deferral account will be reduced in value by an amount equal to the Company's ROE for such year less 11%. The Committee may adjust the schedule, prospectively or retroactively, in its sole discretion without a participant's prior consent or notice.

If a participant elects to defer any compensation under the 2006 Deferral Program, he or she must defer such compensation for at least five years. In the event a participant's employment by the Company or any of its subsidiaries terminates prior to the end of the minimum five-year deferral period for any reason other than retirement, disability or death, then the participant's 2006 deferral account would be paid out in a lump sum as soon as practicable after termination of employment with interest equivalents credited or debited for the entire period of deferral at the lesser of (i) the initial deferred amount credited or debited annually at the ROE-based rate described above or (ii) the initial deferred amount credited annually with the rate of return on the applicable five-year U.S. Treasury note. In the event a participant's employment by the Company or any of its subsidiaries terminates on or after the end of the minimum five-year deferral period for any reason other than retirement, disability or death, then the participant's 2006 deferral account would be paid out in a lump sum with interest equivalents credited or debited annually using the ROE-based rate described above. In addition, payment of a participant's deferral account may be accelerated upon a change in control of the Company.

The Committee may delay payment to a participant under the 2006 Deferral Program until such payment is fully deductible under Section 162(m) of the U.S. Internal Revenue

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Code of 1986, as amended. In addition, payment of a participant's 2006 deferral account following retirement or termination of the participant is subject to a six month delay, as required by the American Jobs Creation Act of 2004 and the administrative guidance issued thereunder (the "AJCA"). The Committee may also administer, operate or amend the 2006 Deferral Program in conformity with the AJCA in an effort to maintain the effectiveness of deferral elections.

Item 9.01  Financial Statements And Exhibits

(d)  Exhibits

     10.1 American Express Company 2006 Pay-for-Performance Deferral Program Guide.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AMERICAN EXPRESS COMPANY
                                             (REGISTRANT)

                                             By:  /s/ Stephen P. Norman
                                                  Name:  Stephen P. Norman
                                                  Title:  Secretary

Date:  November 23, 2005


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                                EXHIBIT INDEX


Exhibit
  No.                                Description
--------    -----------------------------------------------------------------
10.1        American Express Company 2006 Pay-for-Performance Deferral
            Program Guide.
